UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2009

PLANTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12696 (Commission File No.)	77-0207692 (I.R.S. Employer Identification Number)

345 Encinal Street, Santa Cruz, California  95060

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 426-5858

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision ( see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the Plantronics, Inc. (“Plantronics” or the “Company”) press release, dated January 14, 2009, announcing preliminary financial results for the third quarter ended December 27, 2008.

Item 2.05       Costs Associated with Exit or Disposal Activities

On January 14, 2009, Plantronics announced a restructuring plan to lower its cost structure and improve efficiencies by reducing its worldwide workforce by 18% effective immediately. As a result of the reduction in headcount, Plantronics expects to record restructuring and other related charges, consisting primarily of employee termination costs of approximately $7.7 to $8.2 million in the fourth quarter ended March 28, 2009.  All actions are expected to be completed in the fourth quarter.

Item 2.06       Material Impairments

On January 13, 2009, Plantronics concluded that it will be required to record an impairment charge in the range of $60 to $80 million to reduce the carrying value of its goodwill and intangible assets, largely as a result of the adverse impact of the current macroeconomic business environment on its long-term financial outlook.  This range is a preliminary estimate only.  Plantronics is continuing to evaluate the impairment of these assets, and the amount of the actual impairment charge may vary materially from this estimate.  Plantronics expects to record this charge in the current fiscal quarter ending December 27, 2008. The impairment(s) will not result in any current or future cash expenditures.

Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions such as restructuring charges and the release of certain tax reserves as well as non-cash expenses and charges such as stock-based compensation related to stock options, awards and employee stock purchases, purchase accounting amortization and goodwill and intangible asset impairment charges from non-GAAP net income, non-GAAP earnings per share, non-GAAP operating income, non-GAAP operating margin and non-GAAP effective tax rate. Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not part of its target operating model. Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals. Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to  (i) the restructuring plan, (ii) the Company’s expectation that it will incur approximately $7.7 to $8.2 million in related restructuring charges, and record an impairment charge in the range of $60 to $80 million,  (iii) the Company’s expectation that it will realize annualized savings from cost reductions of approximately $50 million,  (iv) the Company’s expectation that it will retain its profitability and increase its competitive position, (v) the Company’s estimates of revenue for the third quarter of fiscal 2009, as well as (vi) other matters discussed in the attached press release that are not purely historical data.  The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include, but are not limited to, unexpected delays and uncertainties affecting the Company’s ability to realize targeted expense reductions and annualized savings through implementation of the restructuring plan , inability to sufficiently reduce the Company’s operational expenses and maintain its profitability levels, inability to implement its strategic investments, inability to accurately predict global economic conditions and its effect upon the Company’s performance, lower than expected revenues during the third quarter of fiscal 2009, as well as other risks indicated in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed May 27, 2008, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document
99.1	Text of Press Release issued by Plantronics, Inc., dated January 14, 2009, and titled “Plantronics Announces Anticipated Third Quarter Results and Restructuring Plan to Reduce Costs.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2009
PLANTRONICS, INC.

	By:	/s/
	Name:	Barbara Scherer
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Number	Description of Document

99.1	Text of Press Release issued by Plantronics, Inc., dated January 14, 2009, and titled “Plantronics Announces Anticipated Third Quarter Results and Restructuring Plan to Reduce Costs."